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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Corporate Income Fund,
Intermediate Term Series 200, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-49975 of our report dated September 15, 1998 relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series 200, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 15, 1998